BYLAWS

                                       OF

                                   WOK 1, INC.




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                                              TABLE OF CONTENTS
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ARTICLE I         OFFICES.................................................................................1

ARTICLE II        SHAREHOLDERS' MEETINGS..................................................................1
         Section 1.    Annual Meeting.....................................................................1
         Section 2.    Special Meetings...................................................................1
         Section 3.    Place of Meeting...................................................................2
         Section 4.    Notice of Meeting..................................................................2
         Section 5.    Closing of Transfer Books or Fixing of Record Date.................................2
         Section 6.    Voting Lists.......................................................................3
         Section 7.    Quorum.............................................................................3
         Section 8.    Proxies............................................................................3
         Section 9.    Voting of Shares...................................................................3
         Section 10.   Voting of Shares by Certain Holders................................................4
         Section 11.   Informal Action by Shareholders....................................................4

ARTICLE III       BOARD OF DIRECTORS......................................................................4
         Section 1.    General Powers.....................................................................4
         Section 2.    Number, Tenure and Qualifications..................................................4
         Section 3.    Regular Meetings...................................................................5
         Section 4.    Special Meetings...................................................................5
         Section 5.    Quorum.............................................................................5
         Section 6.    Manner of Acting...................................................................5
         Section 7.    Attendance at Meetings.............................................................5
         Section 8.    Vacancies..........................................................................6
         Section 9.    Compensation.......................................................................6
         Section 10.   Presumption of Assent..............................................................6
         Section 11.   Removal of Directors...............................................................6
         Section 12.   Resignation........................................................................6
         Section 13.   Voting by Interested Directors.....................................................7
         Section 14.   Action by Directors Without a Meeting..............................................7

ARTICLE IV        OFFICERS................................................................................7
         Section 1.    Number.............................................................................7
         Section 2.    Election and Term of Office........................................................7
         Section 3.    Removal............................................................................7
         Section 4.    Vacancies..........................................................................7
         Section 5.    President..........................................................................8
         Section 6.    Vice Presidents....................................................................8
         Section 7.    The Secretary......................................................................8
         Section 8.    The Treasurer......................................................................9
         Section 9.    Assistant Secretaries and Assistant Treasurers.....................................9
         Section 10.   Salaries...........................................................................9
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ARTICLE V         LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS,
                  OFFICERS AND AGENTS OF THE CORPORATION..................................................9
         Section 1.    Limitation of Liability............................................................9
         Section 2.    Right of Indemnification...........................................................10
         Section 3.    Rights Cumulative..................................................................10

ARTICLE VI        CONTRACTS, LOANS, CHECKS, DEPOSITS AND COMPENSATION.....................................11
         Section 1.    Contracts..........................................................................11
         Section 2.    Loans..............................................................................11
         Section 3.    Checks, Drafts, etc................................................................11
         Section 4.    Deposits...........................................................................11

ARTICLE VII       CERTIFICATES FOR SHARES AND THEIR TRANSFER..............................................11
         Section 1.    Certificates for Shares............................................................11
         Section 2.    Transfer of Shares.................................................................12

ARTICLE VIII      TAXABLE YEAR AND ACCOUNTING PERIOD......................................................12

ARTICLE IX        DIVIDENDS...............................................................................12

ARTICLE X         CORPORATE SEAL..........................................................................12

ARTICLE XI        WAIVER OF NOTICE........................................................................13

ARTICLE XII       AMENDMENTS..............................................................................13

ARTICLE XIII      EXECUTIVE COMMITTEE.....................................................................13
         Section 1.    Appointment........................................................................13
         Section 2.    Authority..........................................................................13
         Section 3.    Tenure and Qualifications..........................................................13
         Section 4.    Meetings...........................................................................13
         Section 5.    Quorum.............................................................................14
         Section 6.    Action Without a Meeting...........................................................14
         Section 7.    Vacancies..........................................................................14
         Section 8.    Resignations and Removal...........................................................14
         Section 9.    Procedure..........................................................................14

ARTICLE XIV       CONDUCT OF MEETINGS.....................................................................15
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                                    ARTICLE I
                                     OFFICES

         The principal office of WOK 1, INC. ("Corporation") shall be located in Anchorage, Alaska. The Corporation may have such other offices, either within or without the State of Alaska, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the Alaska Corporations Code to be maintained in the State of Alaska may be, but need not be, identical with the principal office in the State of Alaska, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

         Section 1. Annual Meeting. The annual meeting of the Shareholders shall be held in the month of June of each year, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated for the annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as it conveniently may be held.

                  (a) Meetings of the Shareholders shall be presided over by the President or by any officer or Director or person selected at any time by the President to act as Chairman, or if he is not present or available or makes no selection, then by the Chairman of the Board of Directors. If neither the President nor the Chairman of the Board of Directors is present and no selection has been made, a Chairman should be chosen by a majority in interest of the Shareholders present in person or by proxy at the meeting and entitled to vote thereat.

                  (b) The Secretary of the meeting shall be the Secretary of the Corporation or an Assistant Secretary, or if none of such officers is present, any person appointed by the Chairman of the meeting.

         Section 2. Special Meetings. Special meetings of the Shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Alaska, as the place of meeting called by the Board of Directors. A waiver of notice signed by all Shareholders entitled to vote at a


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meeting may designate any place, either within or without the State of Alaska, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Alaska.

         Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, the notice is considered delivered when deposited with postage prepaid in the United States mail addressed to the shareholder at the address of the shareholder as it appears on the stock transfer book of the Corporation, or, if the shareholder has filed with the secretary of the Corporation a written request that notice be mailed to a different address, addressed to the shareholder at the new address.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of a dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least twenty (20) days immediately preceding such meeting.

                  Instead of closing the stock transfer books, the Board of Directors may fix a date as the record date for any such determination of Shareholders. This record date shall be not more than sixty (60) days, and in case of a meeting of Shareholders not less than twenty (20) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted is, as the case may be, the record date for the determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 6. Voting Lists. At least twenty (20) days before each meeting of the Shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof, arranged in alphabetical


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order, with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the Corporation and is subject to inspection by a Shareholder or the agent or attorney of a Shareholder at any time during the usual business hours for a period of twenty (20) days before the meeting. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting.

         Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on the subject matter is the act of the Shareholders unless the vote of a greater number or voting by class is required by the articles of incorporation, bylaws or the Alaska Corporations Code.

         The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken other than adjournment is approved by at least a majority of shares required to constitute a quorum.

         If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by its duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A proxy continues in full force and effect until revoked by the person executing it, however, no proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy qualifies as an irrevocable proxy as defined within AS 10.06.418(e).

         Section 9. Voting of Shares. An outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except as may be otherwise provided in the articles of incorporation.

         Section 10. Voting of Shares by Certain Holders.

                  (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.

                  (b) Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such


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shares into his name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                  (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to transfer the shares is contained in an appropriate order of the court by which such receiver was appointed.

                  (d) A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  (e) Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of the other corporation is held by the Corporation, may be voted at a meeting or counted in determining the total number of outstanding shares.

         Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting by written consent, identical in content setting out the action taken, signed by all of the Shareholders entitled to vote on the action.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than one (1) nor more than nine (9); unless the Corporation, now or at any time in the future, has three (3) or more Shareholders in which case the Corporation shall have not fewer than three (3) directors; or unless the Corporation has only two (2) Shareholders, in which case the Corporation shall have at least two (2) directors. Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Alaska or Shareholders of the Corporation. The initial number of Directors shall be three (3).

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Alaska, for the holding of additional regular meetings without other notice than such resolution.


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         Section 4. Special Meetings.

                  (a) Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, a Vice President, the Secretary, or a Director or such person authorized to call the meeting may fix the time and place for holding the meeting, either inside or outside the State of Alaska.

                  (b) Notice of any special meeting shall be given at least ten
(10) days prior thereto by written notice delivered personally or mailed to each Director at his business address, or at least seventy-two (72) hours before the meeting by electronic means, personal messenger, or comparable person-to-person communication. If mailed by certified mail, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 5. Quorum. A majority of the presently qualified Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice; provided, further, that where there are only two Directors, both shall be necessary to constitute a quorum.

         Section 6. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 7. Attendance at Meetings. The Board of Directors may conduct a meeting of the Board by communicating simultaneously with each other by means of conference telephones or similar communications equipment and any action taken at such meeting shall not be invalidated by reason of the fact that the respective members of the Board were not assembled together in one place at the time of taking such action or conducting such business.

         Section 8. Vacancies. Where a vacancy created by the removal of a Director is pursuant to AS 10.06.460 or 10.06.463, such vacancies occurring on the Board may be filled only by a vote of the Shareholders. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of


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Directors by the Shareholders. In no case may a vacancy continue longer than six
(6) months or until the next annual meeting, whichever occurs first.

         Section 9. Compensation. By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 11. Removal of Directors. Any Director may be removed with or without cause, at any time, by a vote of the Shareholders holding a majority of the shares then issued and outstanding, at any special meeting called for that purpose, or at the annual meeting. Except as otherwise prescribed by statute, a Director may be removed for cause by a vote of the majority of the entire board. Prior to vote by the Board on the question of removal of any Director for cause, such Director must be given written notice of the reasons for such action.

         Section 12. Resignation. A Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 13. Voting by Interested Directors. No Director may vote upon any matter in which he has an adverse or personal interest, unless such interest has been fully disclosed to the Board of Directors and the Board of Directors, by majority of vote without the interested Director voting, permits such interested Director to vote.

         Section 14. Action by Directors Without a Meeting. Action required or permitted to be taken by the Board or a committee designated by the Board may be taken without a meeting on written consents, identical in consent, setting out the action taken and signed by all the members of the Board or the committee. The written consents shall be filed with the minutes. The consents have the same effect as an unanimous vote.


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                                   ARTICLE IV
                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

         Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of


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and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 7.  The Secretary.  The Secretary shall:

                  (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose;

                  (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                  (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;

                  (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder;

                  (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                  (f) have general charge of the stock transfer books of the Corporation; and

                  (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 8. The Treasurer.  The Treasurer shall:

                  (a) have charge and custody of and be responsible for all funds and securities of the Corporation;

                  (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected; and

                  (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.


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         Section 9. Assistant Secretaries and Assistant Treasurers. The
Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President of the Board of Directors.

         Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                    ARTICLE V
                          LIMITATION OF LIABILITY AND
                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                         AND AGENTS OF THE CORPORATION

         Section 1. Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken in good faith, as a Director, member of a Committee or Officer of the Corporation, if such person exercised or used the same degree of care and skill, including reasonable inquiry, as a prudent person would have exercised or used under the circumstances in the conduct of his/her own affairs. Without limitation on the foregoing, any such person shall be deemed to have exercised or used such degree of care and skill if such action were taken or omitted in reliance in good faith upon advice of counsel for the Corporation, or the books of account or other records of the Corporation, or reports or information made or furnished to the Corporation by any officials, accountants, engineers, agents or employees of the Corporation, or by an independent Certified Public Accountant or auditor, engineer, appraiser, or other expert employed by the Corporation and selected with reasonable care by the Board of Directors, by any such committee or by an authorized officer of the Corporation.

         Section 2. Right of Indemnification. Each Director, member of a committee, officer, agent and employee of the Corporation, and each former director, member of a committee, officer, agent and employee of the Corporation, and any person who may have served at its request as a director, officer, agent or employee of another Corporation in which it is a creditor, and his/her heirs and personal representative shall be indemnified by the Corporation against all loss or damage suffered and all costs and expenses imposed upon or incurred by him/her in connection with or arising out of any action, suit or proceedings (whether civil or criminal in nature) in which he/she may be involved, to which he/she may be a party by reason of being or having been (or his/her personal representative or estate having been) such director, member of a committee, officer, agent or employee, except in relation to matters as to which he/she shall be


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adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of his duty; provided, however, that the Corporation shall be given reasonable notice of the institution of such action, suit or proceedings; and in the event the same shall be settled in whole or in part, the Corporation or its counsel shall consent to such settlement if it be determined by its counsel or found by a majority of the Board of Directors then in office and not involved in such controversy, that such settlement is to the best interest of the Corporation and that the person to be indemnified was not guilty of negligence or misconduct in performance of duty.

         Indemnification (unless ordered by the court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or committee member has met the applicable standard of conduct. This determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or (b) by independent legal counsel in a written opinion, either (i) if such a quorum is not obtainable, or (ii) if a quorum of disinterested directors so requests such a written opinion; or (c) by approval of the outstanding shares.

         Section 3. Rights Cumulative. The provisions of this Article V shall not be deemed exclusive or in limitation of, but shall be cumulative of and in addition to any other limitations of liability, indemnities, and rights to which such Director, member of a committee, officer, agent or other person may be entitled under Alaska Statute, these Bylaws or pursuant to any agreement or resolution of the Board of Directors or of the Shareholders, or otherwise.

                                   ARTICLE VI
                           CONTRACTS, LOANS, CHECKS,
                           DEPOSITS AND COMPENSATION

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


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         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person or entity to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         All shares issued by the Corporation shall contain a legend on the certificates stating substantially the following:

                  The shares represented by this certificate have not been registered under any federal or state securities law. They have been acquired for investment and may not be transferred without an effective registration statement pursuant to such laws or an opinion of counsel satisfactory to the Corporation that registration is not required.

         Section 2. Transfer of Shares. Transfer of any shares of the Corporation shall be done in compliance with all federal and state securities laws, and any transfer of in violation thereof is void. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by its legal representative, who shall furnish proper evidence of authority to transfer filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The entity or person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


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
                                  ARTICLE VIII
                       TAXABLE YEAR AND ACCOUNTING PERIOD

         The taxable year and accounting period of the Corporation shall begin on January 1 and end on December 31, unless changed by resolution of the Board of Directors.

                                   ARTICLE IX
                                   DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent, or when the dividend would render the Corporation insolvent, or when the dividend is contrary to restrictions contained in the Articles of Incorporation.

                                    ARTICLE X
                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

                                   ARTICLE XI
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Alaska Corporation Code, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII
                                   AMENDMENTS

         Except as may be provided in the Articles, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                                  ARTICLE XIII
                              EXECUTIVE COMMITTEE

         Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may designate two (2) or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of


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authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         Section 2. Authority. Except as limited by the Articles or AS 10.06.468, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee.

         Section 3. Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

         Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than five (5) days' notice, stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed by certified mail, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address, postage prepaid. Any member of the Executive Committee may waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action that may be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the members of the Executive Committee before such action be taken further. The Executive Committee can validly conduct a meeting by communicating simultaneously with each other by means of conference telephones or similar communications equipment.

         Section 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

         Section 8. Resignations and Removal. Any member of the Executive Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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
         Section 9. Procedure. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE XIV
                              CONDUCT OF MEETINGS

         All meetings conducted under these Bylaws shall be governed in accordance with Roberts Rules of Order.

         I, the undersigned, hereby certify that the foregoing Bylaws for governing the operation and management of WOK 1, INC., were duly adopted by the Directors by unanimous written consent, effective as of February 21, 2003.




                                  /s/ Greg Jones
                                  Greg Jones, President





/s/ John M. Lowber
John M. Lowber, Secretary/Treasurer



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